STATE OF CALIFORNIA
DEPARTMENT OF PUBLIC HEALTH
MANUFACTURED CANNABIS SAFETY BRANCH

ANNUAL MANUFACTURING LICENSE

ADULT AND MEDICINAL CANNABIS PRODUCTS - PROVISIONAL

LICENSEE:
VBF Brands, Inc.
VBF Brands, Inc.

LICENSED PREMISES:
20420 SPENCE RD
SALINAS, CA 93908-9723

LICENSE NUMBER: CDPH-10002395
LICENSE TYPE: Type 6: Non Volatile Solvent Extraction

EFFECTIVE DATE: 04/11/2019
EXPIRATION DATE: 04/11/2020

The licensee named herein is authorized to manufacture cannabis products at the licensed premises listed herein through the expiration date of this license. This annual license issued is in accordance with the provisions of Division 10 of the California Business and Professional Code and is not transferable to any other person or premises. The licensee is required by law to notify the Manufactured Cannabis Safety Branch of changes pertaining to this license. This license shall always be displayed in a prominent place at the licensed premises. This license shall be subject to suspension or revocation by the California Department of Public Health if it is found that manufacturing operation is in violation of Division 10 of the Business and Professions Code or regulations adopted thereunder.

California Department of Public Health
P.O. Box 997377, MS-7606
Sacramento, CA 95899-7377

Asif A. Maan Ph.D.
Chief, Manufactured Cannabis Safety Branch